                        NOTICE OF GUARANTEED DELIVERY
                                     FOR
                   TENDER OF ALL OUTSTANDING COMMON SHARES
                                     AND
                    SERIES A CONVERTIBLE PREFERRED SHARES
                                      OF
                         ACME-CLEVELAND CORPORATION
                                      TO
                         WEC ACQUISITION CORPORATION
                         A WHOLLY OWNED SUBSIDIARY OF
                             DANAHER CORPORATION
                  (NOT TO BE USED FOR SIGNATURE GUARANTEES)

   This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates ("Share Certificates") evidencing common shares, par value $1 per share (the "Common Shares") or Series A Convertible Preferred Shares, without par value (the "Preferred Shares" and, together with the Common Shares, the "Shares"), of Acme-Cleveland Corporation, an Ohio corporation (the "Company"), are not immediately available, (ii) time will not permit all required documents to reach First Chicago Trust Company of New York, as Depositary (the "Depositary"), prior to the Expiration Date (as defined in
Section 1 of the Offer to Purchase (as defined below)) or (iii) the procedure for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Depositary. See Section 2 of the Offer to Purchase.

                       THE DEPOSITARY FOR THE OFFER IS:
                   FIRST CHICAGO TRUST COMPANY OF NEW YORK
leslie

       By Mail:            By Facsimile Transmission:              By Hand:

    P.O. Box 2559               (201) 222-4720                 14 Wall Street
     Suite 4660--WEC                   or                       Eighth Floor
    Jersey City,                (201) 222-4721                 Suite 4680--WEC
New Jersey 07303-2559                                      New York, New York 10005

           Confirm Receipt of Notice of Guaranteed Delivery by telephone:
                                (201) 222-4707
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   DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS
SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

   THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

   The undersigned hereby tenders to WEC Acquisition Corporation, a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of Danaher Corporation, a Delaware corporation ("Parent"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated March 7, 1996 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures described in Section 2 of the Offer to Purchase.

 [ ] Check here if tendering Preferred Shares

Number of Shares:

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Certificate Nos. (if available):

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Check ONE box if Shares will be tendered by book-entry transfer:
 [ ] The Depository Trust Company
 [ ] Midwest Securities Trust Company
 [ ] Philadelphia Depository Trust Company
Account Number: _____________________________________________________________

Dated: ________________________________________________________________, 1996

Name(s) of Record Holder(s):

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                                 PLEASE PRINT
Address(es): ________________________________________________________________

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                                                                    ZIP CODE

Company Area Code and Tel. No.: _____________________________________________

Area Code and Tel. No.: _____________________________________________________

Signature(s): _______________________________________________________________

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                                2

                                  GUARANTEE
                  (NOT TO BE USED FOR SIGNATURE GUARANTEES)

   The undersigned, a firm that is a commercial bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program hereby (a) represents that the tender of Shares effected hereby complies with Rule 14e-4 of the Securities Exchange Act of 1934, as amended, and (b) guarantees delivery to the Depositary, at one of its addresses set forth above, of Share Certificates evidencing the Shares tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's accounts at The Depository Trust Company, the Midwest Securities Trust Company or the Philadelphia Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) with any required signature guarantees, or an Agent's Message (as defined in Section 2 of the Offer to Purchase), and any other documents required by the Letter of Transmittal, within three New York Stock Exchange, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery.

   The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Share Certificates to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution.

-----------------------------------------------------------------------------
                                 NAME OF FIRM

-----------------------------------------------------------------------------
                                   ADDRESS

-----------------------------------------------------------------------------
                                                                    ZIP CODE

Area Code and Tel. No.: _____________________________________________________

-----------------------------------------------------------------------------
                             AUTHORIZED SIGNATURE

-----------------------------------------------------------------------------
                                    TITLE
Name:
-----------------------------------------------------------------------------
                                 PLEASE PRINT
Date: _________________________________________________________________, 1996

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

                                3